EXHIBIT 4.1
                                                                     -----------

                                                                  EXECUTION COPY


                          THIRD SUPPLEMENTAL INDENTURE


         THIRD SUPPLEMENTAL INDENTURE (the "SUPPLEMENTAL INDENTURE"), dated as of February 14, 2005, among Las Vegas Sands, Inc., a Nevada corporation (the "COMPANY"), Venetian Casino Resort, LLC, a Nevada limited liability company ("VENETIAN" and, together with the Company, the "ISSUERS"), the Note Guarantors named on the signature pages hereto, and U.S. Bank National Association, as trustee (the "TRUSTEE").

         WHEREAS, the Issuers, the Guarantors and the Trustee are parties to that certain Indenture, dated as of June 4, 2002, as amended by a First Supplemental Indenture, dated as of August 20, 2004 and a Second Supplemental Indenture, dated as of September 30, 2004 (as amended, the "Indenture"), pursuant to which the Issuers' 11% Mortgage Notes due 2010 (the "NOTES") were issued. Capitalized terms used but not defined herein shall have the same meanings ascribed to such terms in the Indenture;

         WHEREAS, Section 9.02 of the Indenture provides that the Issuers and the Trustee may make certain amendments to the Indenture with the written consent of the Holders of not less than a majority in principal amount of the Notes then outstanding;

         WHEREAS, the Issuers distributed an Offer to Purchase and Consent Solicitation Statement dated as of February 1, 2005 (the "OFFER TO PURCHASE") in order to, among other things, make an offer to purchase (the "OFFER") all Outstanding Notes upon terms and conditions described in the Offer to Purchase and to solicit consents (the "CONSENTS") from the Holders to amendments to the Indenture (the "AMENDMENTS");

         WHEREAS, Holders of at least a majority in aggregate principal amount of the Notes outstanding have given and not withdrawn their consent to the Amendments; and

         WHEREAS, the execution of this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture, the Issuers have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel with respect to such authorization, and all things necessary to make this Supplemental Indenture a valid agreement of the Issuers and the Trustee in accordance with its terms have been done.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Issuer, the Guarantors and the Trustee mutually covenant and agree as follows:

         1. EFFECT. This Supplemental Indenture shall become effective upon its execution and delivery by the parties hereto. Notwithstanding the foregoing, the amendments set forth in Section 2 below shall become operative only when the Notes that were validly tendered and not withdrawn prior to the Consent Time (as such term is


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defined in the Offer to Purchase) are accepted for purchase by the Issuers pursuant to the terms of the Offer. If after the date hereof, either the Offer is terminated or withdrawn or all payments in respect of the Notes accepted for payment pursuant to the Offer are not made promptly after the applicable date of acceptance, then the amendments set forth in Section 2 shall have no effect and the Indenture shall be deemed to be amended so that it reads the same as it did immediately prior to the date hereof.

         2.       AMENDMENTS.

                           The Indenture is hereby amended as follows:

                           (a)      Section 1.01 is hereby amended as follows:

                                    (i)      the definition of "Asset Sale" is
                  hereby amended by deleting the phrases "under Section 4.07 hereof" and "thereunder" in clause (3) and the phrase "pursuant to Section 4.21" in clause (7) and replacing such phrases with the word "hereunder";

                                    (ii)     the definition of "Disqualified
                  Stock" is hereby amended by deleting the words ", including Sections 4.10, 4.11 and 4.16 hereof" at the end of the definition;

                                    (iii)    the definition of "Consolidated Net
                  Income" is hereby amended by deleting the clause "Section 4.08 hereof" in clause (3) thereof and replacing it with "hereunder";

                                    (iv)     the definitions of "Permitted
                  Investments," "Permitted Liens," "Permitted Macau Guarantee" and "Repurchase Offer" are hereby deleted in their entirety; and

                                    (v)      the definition of "Specified FF&E"
                  is hereby amended by deleting the phrase "pursuant to clauses
                  (g), (j) or (p) of the second paragraph of Section 4.09 hereof" and replacing it with "permitted under this Indenture".

                           (b)      Section 1.02 is hereby amended by deleting
the following terms in their entirety: "Affiliate Transaction," "Asset Sale Offer," "Change of Control Offer," "Change of Control Payment," "Change of Control Payment Date," "Employee Stock Buybacks," "Event of Loss Offer," "Excess Loss Proceeds," "Excess Proceeds," "incur," "Lease Transaction," "Offer Amount," "Offer Period," "Purchase Date, "Refinancing Fee Amounts," "Refinancing Indebtedness," "Repurchase Offer" and "Restricted Payments";

                           (c)      Section 2.01(a) is hereby amended by
deleting the phrase "compliance with Section 4.09 hereof and" and by deleting the phrase "in an aggregate principal amount permitted to be incurred pursuant to Section 4.09 hereof";


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                           (d)      Section 2.06(i)(ii) is hereby amended by
deleting the phrase ", 4.10, 4.11, 4.16" ;

                           (e)      Section 3.01 is hereby amended by deleting
the second paragraph of such Section;

                           (f)      Section 3.02 is hereby amended by (i)
deleting the phrase "purchased in an Asset Sale Offer or Event of Loss Offer, or" in the first sentence of the first paragraph of such Section, (ii) deleting the last sentence of the first paragraph of such Section and (iii) deleting the third paragraph of such Section;

                           (g)      the text of Section 3.10 is hereby deleted
in its entirety and such Section shall be of no further force and effect and the words "[INTENTIONALLY DELETED]" shall be inserted in place of the deleted text;

                           (h)      the text of Section 4.03 is hereby deleted,
other than the first sentence thereof;

                           (i)      Sections 4.04 (b), (c) and (d) are hereby
deleted;

                           (j)      the text of Sections 4.05, 4.06, 4.07, 4.08,
4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.18, 4.19, 4.20, 4.21, 4.22 and
4.23 of the Indenture is hereby deleted in its entirety and these Sections shall be of no further force and effect and the words "[INTENTIONALLY DELETED]" shall be inserted, in each case, in place of the deleted text;

                           (k)      Section 4.17 is hereby amended by deleting
the second and fourth paragraphs of such Section;

                           (l)      Section 5.01 is hereby amended by deleting
the text of clauses (3) through (6) and the last two sentences of such Section and by replacing the phrase: "; (2)" with ; "and (2)." and ";" at the end clause
(2) with ".";

                           (m)      Section 6.01 is hereby amended by deleting
the text of clauses (c), (d), (f), (g), (k) and (l) and by replacing such text with the words "[INTENTIONALLY DELETED]";

                           (n)      Section 8.04 is hereby amended by deleting
the text of clauses (c) and (f) and by replacing such text with the words "[INTENTIONALLY DELETED]";

                           (o)      The first two sentences of Section 11.02 are
hereby deleted; and

                           (p)      Section 11.04 is hereby amended by deleting
the text of clauses (ii) and (iii) of paragraph (a) thereof and by replacing such text with the words "[INTENTIONALLY DELETED]".


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         3.       GOVERNING LAW. This Supplemental Indenture shall be
governed by and construed in accordance with the laws of the State of New York.

         4. COUNTERPARTS. This Supplemental Indenture may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same document.

         5. EFFECT ON INDENTURE. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Except as expressly set forth herein, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect, including with respect to this Supplemental Indenture.

         6. CONFLICT WITH TRUST INDENTURE ACT. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that may not be so limited, qualified or conflicted with, such provision of such Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of such Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

         7. SEPARABILITY CLAUSE. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         8. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         9. BENEFITS OF SUPPLEMENTAL INDENTURE, ETC. Nothing in this Supplemental Indenture, the Indenture or the Notes, express or implied, shall give to any person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.

         10. SUCCESSORS AND ASSIGNS. All agreements of the Issuers and the Guarantors in this Supplemental Indenture and the Notes shall bind their respective successors.

                  [Remainder of page intentionally left blank]


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                  IN WITNESS WHEREOF, the parties have executed this
Supplemental Indenture as of the date first written above.


                                    LAS VEGAS SANDS, INC.


                                    By:  /s/ Bradley K. Serwin
                                         --------------------------------
                                         Name:  Bradley K. Serwin
                                         Title: Secretary


                                    VENETIAN CASINO RESORT, LLC

                                    By: Las Vegas Sands, Inc.
                                          AS MANAGING MEMBER


                                          By:  /s/ Bradley K. Serwin
                                               --------------------------
                                               Name:  Bradley K. Serwin
                                               Title: Secretary


                                    MALL INTERMEDIATE HOLDING COMPANY, LLC

                                    By: Venetian Casino Resort, LLC
                                             AS SOLE MEMBER


                                         By: Las Vegas Sands, Inc.
                                                AS MANAGING MEMBER


                                              By:  /s/ Bradley K. Serwin
                                                  ------------------------
                                                  Name:  Bradley K. Serwin
                                                  Title: Secretary


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


                                    VENETIAN HOTEL OPERATIONS LLC

                                         By: Venetian Casino Resort, LLC
                                                AS SOLE MEMBER

                                             By: Las Vegas Sands, Inc.
                                                    AS MANAGING MEMBER


                                                  By:  /s/ Bradley K. Serwin
                                                       ------------------------
                                                       Name:  Bradley K. Serwin
                                                       Title: Secretary


                                    LIDO INTERMEDIATE HOLDING COMPANY, LLC

                                         By: Venetian Casino Resort, LLC
                                                AS SOLE MEMBER

                                             By: Las Vegas Sands, Inc.
                                                    AS MANAGING MEMBER


                                                 By:  /s/ Bradley K. Serwin
                                                     ------------------------
                                                     Name:  Bradley K. Serwin
                                                     Title: Secretary


                                    LIDO CASINO RESORT, LLC


                                        By: Lido Intermediate Holding Company,
                                            LLC
                                            AS SOLE MEMBER

                                            By: Venetian Casino Resort, LLC
                                                 AS SOLE MEMBER

                                                By: Las Vegas Sands, Inc.
                                                    AS MANAGING MEMBER


                                                    By:  /s/ Bradley K. Serwin
                                                        -----------------------
                                                        Name:  Bradley K. Serwin
                                                        Title: Secretary


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

                                    VENETIAN VENTURE DEVELOPMENT, LLC

                                         By: Venetian Casino Resort, LLC
                                                AS SOLE MEMBER

                                             By: Las Vegas Sands, Inc.
                                                   AS MANAGING MEMBER


                                                    By:  /s/ Bradley K. Serwin
                                                        -----------------------
                                                        Name:  Bradley K. Serwin
                                                        Title: Secretary


                                    VENETIAN OPERATING COMPANY LLC

                                         By: Venetian Casino Resort, LLC
                                                AS SOLE MEMBER

                                                By: Las Vegas Sands, Inc.
                                                       AS MANAGING MEMBER


                                                    By:  /s/ Bradley K. Serwin
                                                        -----------------------
                                                        Name:  Bradley K. Serwin
                                                        Title: Secretary


                                    VENETIAN TRANSPORT LLC

                                                By: Las Vegas Sands, Inc.
                                                       AS MANAGING MEMBER


                                                    By:  /s/ Bradley K. Serwin
                                                        -----------------------
                                                        Name:  Bradley K. Serwin
                                                        Title: Secretary


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                                    INTERFACE EMPLOYEE LEASING, LLC

                                        By: Las Vegas Sands, Inc.
                                                AS MANAGING MEMBER


                                             By:  /s/ Bradley K. Serwin
                                                  -----------------------------
                                                  Name:    Bradley K. Serwin
                                                  Title:   Secretary


                                    YONA VENETIAN LLC

                                         By: Las Vegas Sands, Inc.
                                                       AS MANAGING MEMBER


                                             By:  /s/ Bradley K. Serwin
                                                  -----------------------------
                                                  Name:    Bradley K. Serwin
                                                  Title:   Secretary


                                    VENETIAN MARKETING, INC.


                                             By:  /s/ Bradley K. Serwin
                                                  -----------------------------
                                                  Name:    Bradley K. Serwin
                                                  Title:   Secretary


                                    U.S. BANK NATIONAL
                                         ASSOCIATION AS
                                         MORTGAGE NOTE TRUSTEE


                                    By:  /s/ Richard H. Prokosh
                                         ---------------------------------
                                         Richard H. Prokosh
                                         Vice President



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